Exhibit 10.2
HARVEST NATURAL RESOURCES
Stock Option Agreement
         Agreement (this “Agreement”) made at Houston, Texas, USA, as of May 19, 2008, by and between HARVEST NATURAL RESOURCES, INC. (the “Company”) and Stephen C. Haynes (the “Optionee”).
1.	Definitions:
(a)	“BOARD” OR “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company.

(b)	“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)	“COMMITTEE” shall mean the Human Resources Committee of the Board of Directors, or, if there is no Human Resources Committee, the committee designated by the non-employee members of the Board of Directors to administer the Company’s long-term incentive plans.

(d)	“FAIR MARKET VALUE” of Stock shall mean the average of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported by the New York Stock Exchange Composite Transactions. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the mean of the average of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.

(e)	“STOCK” shall mean the common stock of the Company.

(f)	“SUBSIDIARY” shall mean any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, or such lesser amount of ownership determined by the Committee.

(g)	“TOTAL DISABILITY” and “TOTALLY DISABLED” shall normally have such meaning as that defined under the Company’s group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the Employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or in the event the individual is a Director or Consultant, the Committee shall make such determination.
     It is hereby agreed as follows:

2.	Grant of Option; Consideration. The Company hereby grants to the Optionee on May 19, 2008, a nonqualified stock option to purchase up to 50,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), at an exercise price of $10.245 per share (the “Option”). The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Code. The terms of the Option are subject to adjustment in certain circumstances, as provided in this Agreement.

The Optionee shall be required to pay no consideration for the grant of the Option, except for his agreement to serve as an employee of the Company or any Subsidiary and other agreements set forth herein.

3.	Vesting. Subject to all of the terms and conditions of this Agreement, including acceleration of vesting in the event of a Change of Control or Total Disability, the Optionee may purchase up to 16,667 Shares upon exercise of this Option on or after May 18, 2009, an additional 16,667 Shares upon exercise of this Option on or after May 18, 2010, and the remaining 16,666 Shares upon exercise of this Option on or after May 18, 2011.

4.	Term and Termination of Service. This Option, to the extent it has not been previously exercised, shall expire at 5:00 p.m. (Central Time) on May 18, 2015 or, if earlier, at 5:00 p.m. (Central Time):
(i)	on the date 3 months after the Optionee ceases to be an employee of the Company or any Subsidiary for any reason other than a Change of Control, Total Disability or death;

(ii)	on the date 12 months after the Optionee ceases to be an employee of the Company or any Subsidiary by reason of Total Disability;

(iii)	on the date 12 months after the date of the Optionee’s death while in the employ of the Company or a Subsidiary or within 3 months after the termination of such employment; or

(iv)	on the date 12 months after the Optionee’s termination of employment or service if such employment or service is terminated within 730 days after the effective date of a Change of Control.
Except in the case of a termination subject to (ii) and (iv) above, the Option shall be exercisable after the date of such termination of Optionee’s service or employment only to the extent the Option was exercisable at the date of such termination. In the case of termination subject to (ii) above, any Options that are not exercisable shall become exercisable effective as of Optionee’s termination date. In the case of a termination subject to (iv) above, Article 11 of this Agreement shall apply.

Notwithstanding anything to the contrary in the Agreement, if and for so long as Optionee is subject to an employment agreement with the Company, then the terms of the employment agreement will govern the early expiration of the Option including, without limitation, vesting and expiration dates. In the event of any conflict between the Employment Agreement and this Agreement, the terms of the Employment Agreement shall govern.

5.	Option Exercise. The Option may be exercised in whole or in part (to the extent then exercisable) by contacting the Company’s designated agent for processing Option exercises. An Option exercise must be accompanied by payment in full of the exercise price (i) in cash, (ii) through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option, (iii) a combination of a cash payment and such surrender of shares, (iv) by means of a broker-assisted cashless exercise to the extent then permitted under rules and regulations adopted by the Committee, or (v) in such other manner as may then be permitted under rules and regulations adopted by the Committee. As soon as practicable after the valid exercise of the Option, the Company shall deliver to the Optionee one or more stock certificates representing the Shares so purchased, with any requisite legend affixed.

6.	Non-Transferability. No right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party. The Option shall not be transferable to any third party by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 to an immediate family member, or (iii) to the extent authorized by the Committee, to an immediate family member of the Optionee who acquires the options from the Optionee through a gift.

7.	Compliance with Laws and Regulations. The obligation of the Company to deliver Shares upon the exercise of this Option is conditioned upon compliance by the Optionee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Optionee shall provide to the Company, as a condition to the valid exercise of this Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Optionee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and (ii) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Shares have been taken and all necessary approvals have been received. The certificates representing the Shares may bear an appropriate legend giving notice that the shares have not been registered under the Securities Act of 1933 (the “Act”) and are “Restricted Securities” as that term is defined in Rule 144 under the Act and, further, giving notice of the foregoing restrictions on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

8.	Tax Withholding. Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery or payment that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto. The Optionee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, a sufficient number of such shares to satisfy the Optionee’s federal, state, and local withholding tax obligations relating to the Option exercise to the extent then permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the Fair Market Value at the time of the exercise of the Option.

9.	Administration.
(i)	The Committee. This Agreement shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Agreement, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of this Agreement, and make such determinations under, and such interpretations of, and take such steps in connection with this Agreement as it deems necessary or advisable.

(ii)	Authority of the Committee. Subject to the provisions herein, the Committee shall have the full power to construe and interpret this Agreement and to amend the terms and conditions of this Agreement to the extent such terms and conditions are within the sole discretion of the Committee; provided, however, that no amendments shall, without the consent of the Optionee, alter or impact any rights or obligations under this Agreement.

(iii)	Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under this Agreement, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties. The Optionee hereby agrees to be bound by all decisions and determinations of the Committee.
10.	Adjustment Upon Changes in Stock. The number of shares of Stock covered by this Agreement and the Option exercise price per share shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated.

11.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control, any outstanding Options that are not exercisable shall become exercisable effective as of the date of a Change in Control. If an Optionee’s employment is terminated within 730 days after the effective date of a Change in Control, to the extent that any Option was exercisable at the time of the Optionee’s termination of employment, such Option may be exercised within twelve months following the date of termination of employment.

For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that for purposes of this Article 11 the following acquisitions shall not constitute a Change in Control: (a) any acquisition by the Company, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (c) any acquisition by any entity pursuant to a transaction which complied with clauses (a), (b) and (c) of subsection (iii) of this Article 11; or

(ii)	Individuals who, as of the date of this Agreement, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director after the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii)	The consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill (a “Business Combination”), provided, however, that for purposes of this subsection (iii), a Business Combination will not constitute a change in control if the following three requirements are satisfied:
following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (b) no Covered Person (excluding any employee benefit plan [or related trust] of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of the Company, providing for such Business Combination. For this purpose any individual who becomes a director after the date of this Agreement, and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.
12.	Transfer of Employment. Transfer of employment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of this Agreement. Whether any leave of absence shall constitute termination of employment for the purposes of this Agreement shall be determined in each case by the Committee.

13.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of Texas, except to the extent that federal law applies.

14.	Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Optionee. Neither this Agreement nor the grant of the Option shall constitute an employment agreement, nor shall either confer upon the Optionee any right with respect to his continued status with the Company.

HARVEST NATURAL RESOURCES, INC.

BY:
James A. Edmiston

TITLE:	President and CEO

OPTIONEE:

Stephen C. Haynes

DATE: